SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership

On November 16, 2009, Simmons Bedding Company (“Simmons Bedding”), a leading manufacturer of premium branded bedding products issued a press release announcing that it has filed a pre-packaged plan of reorganization under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”).  In connection with this filing, Simmons Bedding’s parents, Simmons Company and Bedding Holdco Incorporated, along with all of its domestic subsidiaries (collectively, the “Company”) have also filed chapter 11 cases with the Court.  The filings do not include Simmons Bedding’s foreign subsidiaries.

Simmons Bedding and its subsidiaries will continue normal operations throughout the chapter 11 process.  Under the proposed plan of reorganization, Simmons Bedding’s senior secured bank lenders, trade vendors, suppliers and employees will be paid in full.  In addition, the proposed plan of reorganization provides for the acquisition of Simmons Bedding and all of its domestic and foreign subsidiaries, as well as its parent, Bedding Holdco Incorporated, by certain affiliates of Ares Management LLC and Teachers’ Private Capital, the private investment department of the Ontario Teachers’ Pension Plan.  The proposed plan of reorganization plan does not address the debt of Bedding Superholdco, Inc., the parent of Simmons Company.

As of the commencement of the pre-packaged plan of reorganization, Simmons Bedding and its subsidiaries have approximately $50 million cash-on-hand and will continue to be able to satisfy customary obligations associated with its daily operations through the confirmation process.  As previously announced, Simmons Bedding has also arranged for a $35 million debtor-in-possession revolving credit facility with certain lenders, pursuant to which Deutsche Bank Trust Company Americas will act as the administrative agent and collateral agent and Deutsche Bank Securities Inc. will act as the sole book runner and lead arranger.

A copy of the press release is attached as Exhibit 99.1 and its contents are incorporated herein by reference.

Item 8.01.  Other Events.

As of September 26, 2009, the Company had assets of approximately $900 million and liabilities of approximately $1 billion and its net sales for the trailing twelve months ended September 26, 2009 were approximately $782 million.  All amounts included herein have not been audited.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release dated November 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	November 16, 2009